Exhibit 99.1

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

Report of Independent Auditors

The Board of Managers of EQT Gathering, LLC and the Board of Directors of EQT Midstream Services, LLC, the general partner of EQT Midstream Partners, LP

We have audited the accompanying financial statements of the Northern West Virginia Marcellus Gathering System (NWV Gathering), which comprise the balance sheet as of December 31, 2014, and the related statements of operations, parent net equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Northern West Virginia Marcellus Gathering System at December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 10, 2015

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

STATEMENT OF OPERATIONS

Year Ended December 31, 2014
(Thousands)

Operating revenues (a)	$83,588

Operating expenses:
Operating and maintenance (b)	9,842
Selling, general and administrative (c)	11,315
Depreciation and amortization	9,455
Total operating expenses	30,612

Operating income	52,976

Income tax expense	19,249
Net income	$33,727

(a)           Operating revenues included affiliate revenues from EQT Corporation and subsidiaries (collectively, EQT) of $83.4 million.  See Note 2.

(b)           Operating and maintenance expense included charges from EQT of $4.7 million. See Note 2.

(c)            All of the selling, general and administrative expense consists of charges from EQT.  See Note 2.

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

STATEMENT OF PARENT NET EQUITY

Year Ended December 31, 2014
(Thousands)
Balance at December 31, 2013	$228,532
Net change in parent advances	52,846
Net income	33,727
Balance at December 31, 2014	$315,105

The accompanying notes are an integral part of these financial statements.

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

STATEMENT OF CASH FLOWS

Year Ended December 31, 2014
(Thousands)
Cash flows from operating activities:
Net income	$33,727
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,455
Deferred income taxes	19,100
Changes in operating assets and liabilities:
Accounts receivable - affiliate	(13,815)
Accounts payable	(3,317)
Other current liabilities	(2,128)
Net cash provided by operating activities	43,022

Cash flows from investing activities:
Capital expenditures	(114,190)
Net cash used in investing activities	(114,190)

Cash flows from financing activities:
Net cash advances from parent	71,168
Net cash provided by financing activities	71,168

Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of year	—
Cash and cash equivalents at end of year	$—

Non-cash activity during the year:
Settlement of current income taxes receivable with EQT	$18,322

The accompanying notes are an integral part of these financial statements.

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

BALANCE SHEET

December 31, 2014
(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$—
Accounts receivable - affiliate	17,633
Deferred income taxes	840
Total current assets	18,473

Property, plant and equipment	398,313
Less: accumulated depreciation	(15,957)
Net property, plant and equipment	382,356

Total assets	$400,829

LIABILITIES AND PARENT NET EQUITY

Current liabilities:
Accounts payable	$6,812
Taxes payable	149
Other current liabilities	180
Total current liabilities	7,141

Deferred income taxes	78,583
Total liabilities	85,724

Parent net equity	315,105
Total liabilities and parent net equity	$400,829

The accompanying notes are an integral part of these financial statements.

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

1.                                      Financial Statements

Description of Business and Basis of Presentation

The Northern West Virginia Marcellus Gathering System (NWV Gathering) is engaged in the business of gathering and compressing natural gas for affiliates and third parties.  NWV Gathering, which is primarily located in Doddridge and Wetzel counties of West Virginia, includes approximately 100 miles of gathering pipeline and 9 compressor units providing approximately 25,000 horsepower.  NWV Gathering also interconnects with the interstate transmission pipeline and storage system owned and operated by Equitrans, LP (Equitrans), a wholly owned subsidiary of EQT Midstream Partners, LP (the Partnership).

NWV Gathering is owned by EQT Gathering, LLC (EQT Gathering), a wholly owned subsidiary of EQT Corporation (EQT).  Operational support for NWV Gathering is provided by EQT Gathering, which is engaged in certain midstream business operations. EQT Gathering’s employees manage and conduct the daily business operations of NWV Gathering.

The financial statements were prepared from separate records maintained by EQT and EQT Gathering and may not necessarily be indicative of the conditions that would have existed, or the results of operations, if NWV Gathering had been operated as an unaffiliated entity.  Transactions between NWV Gathering and EQT Gathering, EQT or EQT’s other subsidiaries have been identified in the financial statements as transactions between affiliates.

Significant Accounting Policies

Use of Estimates:  The preparation of financial statements in conformity with United States generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and Cash Equivalents:  NWV Gathering participates in EQT’s cash management program.  As a result, EQT provided cash as needed to support NWV Gathering’s operations and collected cash from the services provided by NWV Gathering.  Consequently, the accompanying balance sheet does not include any cash balances.  Net cash received from EQT is reflected as a component of the net change in parent advances on the accompanying statements of parent net equity.  See note 2 for information on EQT’s cash management program.

Fair Value of Financial Instruments: The carrying value of accounts payable and accounts receivable - affiliate approximates fair value due to the short maturity of the instruments.

Revenue Recognition: Revenue related to the gathering of natural gas is recognized in the period service is provided.

Property, Plant and Equipment (PP&E): NWV Gathering’s property, plant and equipment are stated at depreciated cost. Maintenance projects that do not increase the overall life of the related assets are expensed as incurred. Expenditures that extend the useful life of the underlying asset are capitalized.

Depreciation is recorded using composite rates on a straight-line basis. The overall rate of depreciation for the years ended December 31, 2014 was 2.3%. The estimated useful lives for the NWV Gathering compression and pipeline assets range from 25 years to 50 years.

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable, NWV Gathering reviews its long-lived assets for impairment by first comparing the carrying value of the assets to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the assets. The gathering system is evaluated as one asset group for impairment purposes because the cash flows are not independent of one another. If the carrying value exceeds the sum of the assets’ undiscounted cash flows, NWV Gathering would estimate an impairment loss equal to the difference between the carrying value and the fair value of the assets.

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

NWV Gathering accrues capital expenditures when work has been completed but the associated bills have not yet been paid.  These accrued amounts are excluded from capital expenditures on the consolidated statement of cash flows until they are paid in a subsequent period.  Accrued capital expenditures were approximately $5.0 million as of December 31, 2014.

Asset Retirement Obligations: EQT Gathering operates and maintains the NWV Gathering System, and intends to do so as long as supply and demand for natural gas exists, which is expected for the foreseeable future. Therefore, management believes that it cannot reasonably estimate the asset retirement obligations for its natural gas gathering system assets as these assets have indeterminate lives.

Income Taxes: NWV Gathering’s operations are part of EQT Gathering, which is a Delaware limited liability company that is a disregarded entity for federal income tax purposes.  NWV Gathering’s income is currently included in EQT’s consolidated federal tax return. EQT allocates its consolidated federal income tax among its subsidiaries on a separate-return basis with tax credits allocated to those subsidiaries who generate the credits.  The current provision for income taxes represents amounts estimated to be payable, net of amounts refunded or estimated to be refundable, by or to EQT as a result of NWV Gathering’s operations.

Current federal income tax balances of all subsidiary companies are settled with EQT, which makes all consolidated tax payments. NWV Gathering settles its current deferral income tax balances with EQT through equity.  The net receivable from or payable to EQT outstanding at period end associated with current income taxes is settled as a contribution from or distribution to the parent through parent net equity in the fiscal year following the initial recording of such amounts.  Upon settlement, these amounts are included in the net change in parent advances in the accompanying statement of parent net equity.

Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion of the deferred tax asset will not be realized.

In accounting for uncertainty in income taxes of a tax position taken or expected to be taken in a tax return, NWV Gathering utilizes a recognition threshold and measurement attribute for the financial statement recognition and measurement. The recognition threshold requires NWV Gathering to determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If it is more likely than not that a tax position will be sustained, then NWV Gathering must measure the tax position to determine the amount of benefit to recognize in its financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. If applicable, NWV Gathering recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense.  NWV Gathering had no material uncertain tax positions for the year ended December 31, 2014.

Recently Issued Accounting Standards:  In May 2014, the Financial Accounting Standards Board (FASB) and the International Accounting Standards Board issued a converged standard on revenue recognition to clarify the principles for recognizing revenue and to develop a common revenue standard for GAAP and International Financial Reporting Standards. To meet those objectives, the FASB is amending the FASB Accounting Standards Codification and creating a new Topic 606, Revenue from Contracts with Customers. The revenue standard is effective for fiscal years beginning after December 15, 2016. NWV Gathering is currently evaluating the impact this standard will have on its financial statements and related disclosures.

2.                          Related-Party Transactions

Affiliate transactions.  In the ordinary course of business, NWV Gathering has transactions with affiliated companies.

The personnel who operate NWV Gathering are employees of EQT or its subsidiaries. NWV Gathering is allocated the portion of operating and maintenance expense and selling, general and administrative expense incurred by EQT and EQT Gathering which are related to NWV Gathering.  EQT management believes allocating these expenses to

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

NWV Gathering is necessary and appropriate as a portion of the expenses incurred by EQT and its subsidiaries benefits NWV Gathering.

Summary of affiliate transactions.  The following table summarizes affiliate transactions:

Year Ended December 31, 2014
(Thousands)
Operating revenues	$83,426
Operating and maintenance expense (a)	4,743
Selling, general and administrative expense (a)	$11,315

(a)         The expenses which are incurred by EQT and its subsidiaries may not necessarily reflect the actual expenses that NWV Gathering would incur on a stand-alone basis and NWV Gathering is unable to estimate what those expenses would be on a stand-alone basis.

The following table summarizes affiliate balances:

As of December 31, 2014
(Thousands)
Accounts receivable — affiliate (a)	$17,633
Other current liabilities	$180

(a)         Accounts receivable — affiliate represents amounts due from subsidiaries of EQT related to gathering services.  This amount will be settled in equity subsequent to December 31, 2014.

NWV Gathering participates in EQT’s cash management program and NWV Gathering does not have a separate cash account.  Therefore, EQT records all cash receipts from NWV Gathering’s operations and makes all cash disbursements on its behalf.  It was never the intent of EQT that the resulting intercompany balances with NWV Gathering be settled in cash, rather these transactions are settled through equity.  For purposes of presenting the statement of cash flows, all transactions have been reflected as through cash inflows and outflows have occurred.  EQT did not charge interest on these balances.  These capital transactions are recorded in net parent advances in equity.

3.                                      Income Taxes

The components of the federal income tax expense / (benefit) are as follows:

Year Ended December 31, 2014
(Thousands)
Current:
Federal	$(409)
State	558
Total current	149
Deferred:
Federal	18,570
State	530
Total deferred	19,100
Total	$19,249

Income tax expense differed from amounts computed at the federal statutory rate of 35% on pre-tax net income as follows:

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

Year Ended, December 31, 2014
(Thousands)
Tax at statutory rate	$18,542
State income taxes	707
Income tax expense	$19,249

Effective tax rate	36.3%

The following table summarizes the source and tax effects of temporary differences between financial reporting and tax basis of assets and liabilities.

As of December 31, 2014
(Thousands)
Total deferred income tax (assets)/liabilities:
Tax depreciation in excess of book (long term liability)	$78,583
Other (current asset)	(840)
Total net deferred income tax liabilities	$77,743

At December 31, 2014, there was no valuation allowance relating to deferred tax assets as the entire balance was expected to be realized as of that date. The deferred tax liabilities principally consist of temporary differences between financial and tax depreciation on NWV Gathering’s property, plant and equipment.

4.                          Concentrations of Credit Risk

NWV Gathering is subject to the credit risk of EQT, as substantially all of NWV Gathering’s accounts receivable are due from EQT and its subsidiaries. At December 31, 2014 there was no allowance for doubtful accounts as substantially all of the accounts receivable balances at those dates were expected to be realized.

5.                          Commitments and Contingencies

NWV Gathering is subject to various federal, state and local environmental and environmentally related laws and regulations. These laws and regulations, which are constantly changing, can require expenditures for remediation and may in certain instances result in assessment of fines. NWV Gathering has established procedures for ongoing evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures. If applicable, the estimated costs associated with identified situations that require remedial action are accrued. Ongoing expenditures for compliance with environmental law and regulations, including investments in plant and facilities to meet environmental requirements, have not been material. Management believes that any such required expenditures will not be significantly different in either nature or amount in the future and does not know of any environmental liabilities that will have a material effect on its business, financial condition, results of operations or liquidity.

In the ordinary course of business, various legal and regulatory claims and proceedings may be pending or threatened against NWV Gathering.  While the amounts claimed may be substantial, NWV Gathering is unable to predict with certainty the ultimate outcome of such claims and proceedings.  NWV Gathering accrues legal or other direct costs related to loss contingencies when actually incurred.  NWV Gathering establishes reserves when it believes it is appropriate for pending matters and, after consultation with counsel and giving appropriate consideration to available insurance, NWV Gathering believes that the ultimate outcome of any matter currently pending against it will not materially affect its business, financial condition, results of operations or liquidity.

NORTHERN WEST VIRGINIA MARCELLUS GATHERING SYSTEM

NOTES TO FINANCIAL STATEMENTS

6.                          Subsequent Events

Subsequent events have been evaluated through March 10, 2015, the date the financial statements were available to be issued.

On March 10, 2015, EQT Midstream Services, LLC (the general partner of the Partnership), and EQM Gathering Opco, LLC (EQM Gathering, a subsidiary of the Partnership) (collectively the EQM Entities), entered into a contribution and sale agreement with EQT Gathering LLC (EQT Gathering), EQT Energy, LLC, and EQT Energy Supply Holdings, LLC, (each an indirect wholly owned subsidiary of EQT) and EQT (collectively the EQT Entities), pursuant to which the EQT Entities agreed to contribute to the EQM Entities assets constituting NWV Gathering system.  The transaction, which is subject to customary closing conditions, is expected to close in March 2015.